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                                 ERNST & YOUNG


                        Consent Of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Insured California Dividend Advantage Municipal Fund filed with the Securities and Exchange Commission in the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-58702) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09449).



                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
October 24, 2001